                                                                     EXHIBIT 1.1

                               PURCHASE AGREEMENT

                                                               December 14, 2001



Bank of America, N.A.
100 North Tryon Street
Charlotte, North Carolina  28255


Dear Sirs:

          EQCC Receivables Corporation (the "Seller"), proposes to sell to Bank of America, N.A. (the "Purchaser"), the principal amount of the EQCC Asset Backed Certificates, Series 2001-1F, identified in Schedule I hereto (the "Securities"), to be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of December 1, 2001 among the Seller, EquiCredit Corporation of America, as Transferor and Initial Servicer ("EquiCredit"), Fairbanks Capital Corp., as Expected Successor Servicer, The Bank of New York, as trustee (the "Trustee") and Bank of America, N.A., as the advancing party (the "Advancing Party").

          Each class of Securities listed in Schedule I hereto will represent an undivided beneficial ownership interest in the EQCC Trust 2001-1F (the "Trust"). The assets of the Trust will include, among other things, (i) four pools of fixed-rate one-to four-family first lien and second lien mortgage loans (the "Mortgage Loans") originated or acquired by EquiCredit and transferred to the Seller pursuant to a Transfer Agreement to be dated as of December 1, 2001 (the "Transfer Agreement") between EquiCredit and the Seller, and transferred by the Seller to the Trust pursuant to the Pooling and Servicing Agreement, (ii) certain monies due or to become due under the Mortgage Loans and (iii) four irrevocable certificate guaranty insurance policies (the "Certificate Insurance Policies") to be issued by Ambac Assurance Corporation (the "Insurer"), pursuant to which the Insurer will guaranty certain payments to the holders of related classes of the Class A Certificates (as defined in Schedule I hereto) in the manner and to the extent described in the Certificate Insurance Policies. This Purchase Agreement shall hereinafter be referred to as the "Agreement." This Agreement, the Pooling and Servicing Agreement, the Transfer Agreement and the Custodial Agreement are collectively hereinafter referred to as the "Basic Documents." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

          1.   Representations and Warranties. The Seller represents and
               ------------------------------
warrants to, and agrees with, the Purchaser that:

          (a) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has (together EQCC Asset Backed Corporation) filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form S-3 (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Securities. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Seller proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and have previously advised the Purchaser of all further information (financial and other) with respect to the Seller to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Seller has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the other Basic Documents.

          (d) The Seller is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Basic Prospectus or for any additional information or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement.

          (e) This Agreement has been duly authorized, executed and delivered by the Seller, and the other Basic Documents, when delivered by the Seller, will have been duly authorized, executed and delivered by the Seller, and will constitute a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

          2.   Purchase and Sale. Subject to the terms and conditions and in
               -----------------
reliance upon the representations and warranties herein set forth, the Seller agrees to sell to the Purchaser, and the Purchaser agrees, to purchase from the Seller, the principal amount or percentage interest of the Securities set forth, at a purchase price agreed to by the Purchaser and the Seller by separate agreement, as reflected on the books and records of the Purchaser and the Seller.

          3.   Delivery and Payment. Delivery of and payment for the Securities
               --------------------
shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Purchaser and the Seller (referred to herein as the "Closing Date"). Delivery of the Securities shall be made to the Purchaser upon receipt of the purchase price pursuant to Section 2. If Schedule I indicates that the Securities are to be issued in book-entry form, delivery of the Securities shall be made through the facilities of the depository or depositories set forth on Schedule I. Alternatively, certificates for the Securities shall be registered in such names and in such denominations as the Purchaser may request not less than three full business days in advance of the Closing Date.

          4.   Offering by the Purchaser. It is understood that the Purchaser
               -------------------------
may offer the Securities for resale to the public from time to time, and the Seller agrees to cooperate with the Purchaser in facilitating such resales and updating information in the Final Prospectus with respect thereto.

          5.   Agreements. The Seller agrees that:
               ----------

          (a) Prior to the termination of the offering of the Securities, the Seller will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Seller has furnished the Purchaser a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Purchaser reasonably objects. Subject to the foregoing sentence, the Seller will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Seller will advise the Purchaser promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective,
(iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Seller of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of

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any proceeding for such purpose. The Seller will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Seller promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible.

          (c) The Seller will furnish to the Purchaser, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date.

          7.  Conditions to the Obligations of the Purchaser. The obligations of
              ----------------------------------------------
the Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Seller contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Seller made in any certificates delivered pursuant to the provisions hereof, to the performance by the Seller of their obligations hereunder and to the following additional conditions:

          (a) The Purchaser shall have received from PriceWaterhouseCoopers, LLP a letter confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and otherwise in form and substance reasonably satisfactory to the Purchaser and counsel to the Purchaser.

          (b) All actions required to be taken and all filings required to be made by the Seller under the Act prior to the sale of the Securities shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Purchaser, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Seller, the Expected Successor Servicer or the Insurer which, in the reasonable judgment of the Purchaser, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the securities of either Seller, or the Insurer by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of either Seller, or the

Insurer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange;
(iv) any banking moratorium declared by federal, New York, or Florida.

          (d) Hunton & Williams, counsel to the Seller, will deliver to the Purchaser, the Certificate Insurer and the Rating Agencies a favorable opinion relating to the Securities and related matters, reasonably satisfactory in form and substance to such parties.

          (e) Hunton & Williams, special tax counsel for the Seller, shall render a favorable opinion dated the Closing Date, and reasonably satisfactory in form and substance to the Purchaser, generally to the effect that (i) the information in the Prospectus under "Federal Income Tax Consequences" and in the Prospectus Supplement under "Federal Income Tax Consequences," insofar as such information describes federal statutes and regulations or otherwise constitute matters of law or legal conclusions of the statutes or regulations of such jurisdiction have been prepared or reviewed by such counsel, and such information is correct in all material respects; and (ii) assuming compliance with all of the provisions of the Pooling and Servicing Agreement, the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Internal Revenue Code of 1986 (the "Code") for federal income tax purposes as of the Closing Date and will continue to qualify as one or more REMICs for so long as the Trust Fund continues to meet the requirements set forth in the Code and applicable treasury regulations.

          (f) The Purchaser shall have received a favorable opinion of Counsel of the Insurer, addressed to the Purchaser, dated the Closing Date and reasonably satisfactory in form and substance to the Purchaser and counsel for the Purchaser, substantially to the effect that:

               (i) The Insurer has been duly incorporated and is validly existing as a stock insurance company in good standing under the laws of the State of New York.

               (ii) The Insurer has full power and authority to execute, deliver and perform its duties under the Securities Insurance Policies and has duly issued the Securities Insurance Policies, and the Securities Insurance Policies constitutes the legal, valid and binding obligation of the Insurer enforceable against the Insurer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally.

               (iii) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or any state having jurisdiction over the Insurer is required in connection with the issuance by the Insurer of the Securities Insurance Policies or the performance by the Insurer of its duties thereunder except such as have been obtained, taken or made. The issuance of the Securities Insurance Policies will not contravene any law or governmental regulation or order presently binding on the Insurer or the charter or the bylaws of the Insurer or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Insurer is a party or by which it is bound.

               (iv) Except for changes, if any, approved by the Purchaser, the Securities Insurance Policies conform in all material respects to the description thereof in the Prospectus under the caption "The Surety Bonds and the Insurer." To the extent required by applicable legal requirements, the Securities Insurance Policy form has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with each such policy.

               (v) The description of the Insurer in the Prospectus is true and correct in all material respects.

          (g) The Purchaser shall have received an opinion addressed to the Purchaser of counsel for the Trustee, dated the Closing Date and reasonably satisfactory in form and substance to the Purchaser and counsel for the Purchaser, substantially to the effect that:

               (i) The Trustee has been duly organized and is validly existing and in good standing as a New York banking corporation.

               (ii) The Trustee has full power and authority to execute, deliver and perform its duties under the Pooling and Servicing Agreement and has duly executed and delivered the Pooling and Servicing Agreement and, assuming due authorization, execution and delivery thereof by the other parties thereto, the Pooling and Servicing Agreement constitutes the legal, valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally.

               (iii) The Certificates have been duly executed, authenticated and delivered by the Trustee.

               (iv) No approval, authorization or other action by, or filing with, any governmental authority having jurisdiction over the trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement or the performance by the Trustee of its duties thereunder except such as have been obtained, taken or made.

          (h) The Purchaser shall have received a certificate dated the Closing Date of the President, any Vice President or the Secretary of the Seller in which such officer shall state that, to the best of his knowledge after reasonable investigation, (i) the representations and warranties of the Seller with respect to the Mortgage Loans contained in any Basic Document are true and correct, (ii) the representations and warranties of the Seller, in this Agreement are true and correct, (iii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued, (v) no proceedings for that purpose have been instituted or are contemplated by the Commission, and
(vi) there has
been no amendment or other document filed affecting the Certificate of Incorporation or bylaws of the Seller since March 15, 1994 and no such amendment has been authorized.

          (i) On or before the Closing Date, the Purchaser shall have received evidence satisfactory to the Purchaser that each class of Class A Certificates has been given the ratings set forth on Schedule I hereto.

          (j) At the Closing Date, the Insurer shall have issued the Securities Insurance Policies and the Purchaser shall have received a certificate from an officer of the Insurer dated the Closing Date, reasonably satisfactory in form and substance to the Purchaser.

          (k) At the Closing Date, the Class A Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (l) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchaser.

          7.   Termination. This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Purchaser, by notice given to the Seller prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange or (ii) a banking moratorium shall have been declared by Federal authorities.

          8.   Representations and Indemnities to Survive. The respective
               ------------------------------------------
agreements, representations, warranties and other statements of the Seller or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect and will survive delivery of and payment for the Securities.

          9.   Notices. All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in
Schedule I hereto or, if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it c/o EquiCredit Corporation of America, 9000 Southside Boulevard, Jacksonville, Florida 32256, Attention: James B. Dodd.

          10.  Successors. This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons and no other person will have any right or obligation hereunder.

          11.  Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               --------------
WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH REFERENCE TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

          12.  Miscellaneous.
               -------------

          (a) This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.

          (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

          (c) This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          (d) The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Seller and the Purchaser.

                                    Very truly yours,

                                    EQCC RECEIVABLES CORPORATION

                                    By: /s/ Todd Rosenthal
                                       -----------------------------------------
                                    Name: Todd Rosenthal
                                    Title: Senior Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

BANK OF AMERICA, N.A.

By:               /s/ Todd Rosenthal
         --------------------------------------------
Name:    Todd Rosenthal
Title:   Senior Vice President

For itself as Purchaser.


                      SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   SCHEDULE I

Purchase Agreement dated December 14, 2001

Registration Statement Nos. 333-73446 and 333-73446-01

Title:  EQCC Asset Backed Certificates, Series 2001-1F

Purchase Price and Description of the Securities:

                                                                                             Required Rating
                                                                                             ---------------
                   Principal    Pass-Through                                Form of
                   ---------    ------------                                -------
 Certificates       Balance         Rate        Mortgage Loan Group      Certificates   S&P     Moody's    Fitch
 ------------       -------         ----        -------------------      ------------   ---     -------    -----
  Class A-1     $1,999,185,957     6.55%*      Mortgage Loan Group 1     Book-Entry     AAA       Aaa       AAA
  Class A-2     $1,500,768,958     6.55%*      Mortgage Loan Group 2     Book-Entry     AAA       Aaa       AAA
  Class A-3     $1,595,675,768     6.24%*      Mortgage Loan Group 3     Book-Entry     AAA       Aaa       AAA
  Class A-4     $1,994,236,805     6.24%*      Mortgage Loan Group 4     Book-Entry     AAA       Aaa       AAA

Depositories for Book-Entry Certificates:  The Depository Trust Company

Closing Date, Time and Location:  December 14, 2001, 10:00 a.m., Charlotte,
      North Carolina time, Office of Hunton & Williams,  Bank of
      America Plaza, Suite 3500, 101 South Tryon Street, Charlotte, North Carolina 28280


*     Subject to the applicable Net Funds Cap Rate.